UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 20, 2004

SOUTHWEST BANCORPORATION OF TEXAS, INC.

(Exact name of registrant as specified in charter)

Texas	000-22007	76-0519693
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4400 POST OAK PARKWAY
HOUSTON, TEXAS	77027
(Address of Principal Executive Offices)	(Zip Code)

(713) 235-8800
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events and Regulation FD Disclosure.
Item 7 (c). Exhibits.
Item 9. Regulation FD Disclosure.
SIGNATURES
INDEX TO EXHIBITS
Press Release dated May 20, 2004
Presentation Provided on May 20, 2004

Item 5. Other Events and Regulation FD Disclosure.

On May 20, 2004, Southwest Bancorporation of Texas, Inc. issued a press release announcing the signing of a definitive merger agreement with Klein Bancshares, Inc. The merger is valued at $165 million and is expected to close during the fourth quarter of 2004. The merger is subject to Klein Bancshares, Inc. shareholder approval, regulatory approval and other customary closing conditions. The press release is attached hereto as Exhibit 99.1. The foregoing description is qualified by reference to such exhibit.

Item 7 (c). Exhibits.

Exhibit 99.1 Press Release dated May 20, 2004.

Exhibit 99.2 Presentation first provided on May 20, 2004.

Item 9. Regulation FD Disclosure.

On May 20, 2004, Southwest Bancorporation of Texas, Inc. provided on its website a presentation containing information regarding the expected merger with Klein Bancshares, Inc. The presentation is filed as Exhibit 99.2 to this Current Report on Form 8-K. The foregoing description is qualified by reference to such exhibit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST BANCORPORATION OF TEXAS, INC.

Dated: May 20, 2004	By:	/s/ Laurence L. Lehman III

Laurence L. Lehman III
Controller

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INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release dated May 20, 2004.

99.2	Presentation first provided on May 20, 2004.

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